                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               US DIAGNOSTIC INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               US DIAGNOSTIC INC.
                    777 SOUTH FLAGLER DRIVE, SUITE 1201 EAST
                         WEST PALM BEACH, FLORIDA 33401

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, JUNE 10, 1999

                             ---------------------

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of US Diagnostic Inc., a Delaware corporation, will be held on Thursday, June 10, 1999, at 10:00 a.m. local time at the Sheraton West Palm Beach Hotel, 630 Clearwater Park Road, West Palm Beach, FL 33401. The meeting is called for the following purposes:

     1. To elect a board of five directors; and

     2. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

     The close of business on April 22, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          /s/ FRANCIS J. HARKINS, JR.

                                          FRANCIS J. HARKINS, JR.
                                          Secretary
West Palm Beach, Florida
April 30, 1999

                               US DIAGNOSTIC INC.
                    777 SOUTH FLAGLER DRIVE, SUITE 1201 EAST
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 832-0006

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                   To Be Held

                                 June 10, 1999

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of US Diagnostic Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Sheraton West Palm Beach Hotel, 630 Clearwater Park Road, West Palm Beach, Florida 33401, on Thursday, June 10, 1999, at 10:00 a.m. local time, and for any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

     It is anticipated that this Proxy Statement and the accompanying proxy card will be mailed to stockholders on or about April 30, 1999. The Company's Annual Report, including audited financial statements for the year ended December 31, 1998, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

REVOCABILITY OF PROXY

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by (i) delivering to the Company (to the attention of Francis J. Harkins, Jr., Secretary of the Company) a written notice of revocation or a duly executed proxy bearing a later date, or
(ii) attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $0.01 per share (the "Common Stock"). The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies and estimates that such services would cost approximately $5,000 (plus reasonable out-of-pocket expenses).

     The close of business on Thursday, April 22, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 22,734,233 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 11,367,117 shares of Common Stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

     An automated system administered by the Company's transfer agent will tabulate votes cast by proxy, and an employee of the Company will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes (shares represented by a limited proxy but, as to a specific proposal, brokers are prohibited from exercising discretionary authority) are each included in the determination of the number of shares present and voting in determining the existence of a quorum at the Annual Meeting, and each is tabulated separately. Election of directors requires a plurality of the votes cast. Abstentions and broker non-votes have no legal effect on the election of directors. As to all other matters, in determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes have no legal effect on whether a matter is approved. If no specific instructions are given with respect to matters to be acted upon at the Annual Meeting, shares of Common Stock represented by a properly executed proxy will be voted (i) FOR the election of the Board's nominees for directors listed in Proposal No. 1 and (ii) in accordance with the best judgment of the persons acting under the proxy concerning such other matters that are properly brought before the meeting or any adjournment or postponements thereof.

     Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and By-Laws, as amended (the "By-Laws"), provide that the number of directors shall be not more than nine directors and shall be fixed from time to time by the Board of Directors. The Board of Directors is currently fixed at five members. Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified.

     The nominees for election as directors at the Annual Meeting are Messrs. C. Keith Hartley, David McIntosh, Michael A. O'Hanlon, Joseph A. Paul and Dr. Kenneth R. Jennings. All of the nominees are currently members of the Board of Directors of the Company. The Board of Directors recommends that all of the nominees be elected as directors of the Company, and it is intended that the accompanying proxy will be voted for the election of the five nominees as directors, unless the proxy contains contrary instructions.

     The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be nominated by the Board of Directors.

     The By-Laws set forth procedures by which stockholders of the Company who are stockholders of record as of the Record Date entitled to vote in the election of directors may nominate persons for election to the Board of Directors. Such nominations shall be considered timely, in the case of an annual meeting, if received by the Company not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 70 days' notice of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which public notice of the meeting was made, which was April 17, 1999 for the Annual Meeting. The stockholder's nomination must include: (a) all information required to be disclosed in the solicitation of a proxy pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including the nominee's written consent to serve as a director if elected); (b) the nominating stockholder's name and address as they appear on the Company's books; and (c) the number of shares of Common Stock of the Company beneficially owned by such nominating stockholder.

NOMINEES

     The following sets forth the names and ages of the five nominees for election to the Board of Directors, their respective principal occupations or employment histories and the period during which each has served as a director of the Company.

     C. Keith Hartley -- age 56 -- has been a member of the Board of Directors of the Company since September 1996 and served as Co-Chairman of the Board from December 1, 1997 to July 1998. Since

August 1995, Mr. Hartley also has been Managing Partner, Corporate Finance, of Forum Capital Markets LLC, an investment banking firm. From May 1991 to August 1995, Mr. Hartley was an independent financial consultant, and from February 1990 to May 1991, he was a Managing Director of Peers & Co., a merchant banking firm. From 1973 to 1989, Mr. Hartley was a Managing Director of Drexel Burnham Lambert Incorporated. Mr. Hartley also is a director of Comdisco, Inc. and Swisher International Group, Inc.

     Kenneth R. Jennings, Ph.D. -- age 44 -- has been a member of the Board of Directors of the Company since October 1998. Since February 1999, Dr. Jennings has served as Vice Chairman of Jay Alix & Associates, a management consulting firm. From 1993 to October 1998, Dr. Jennings was a partner with Andersen Consulting where his area of focus was the health care management industry, specifically the development of high performance health care organizations. He also directed the firm's health care merger and acquisition practice. He is one of the authors of the book, "Changing Health Care -- Creating Tomorrow's Winning Health Enterprise Today," and his writings on health care have been published frequently in numerous journals. Dr. Jennings also is a director of Lumenol, a medical products and molecular diagnostics company.

     David McIntosh -- age 52 -- has been a member of the Board of Directors of the Company since October 1998. Since June 1998, Mr. McIntosh has been the Chief Executive Officer of Barricade International, Inc., a developer and distributor of a fire-blocking gel. From 1984 through April 1998, Mr. McIntosh was the Chief Executive Officer of Gunster, Yoakley, Valdes-Fauli and Stewart, P.A., a prominent Florida-based international law firm. Prior to 1984, Mr. McIntosh was a partner with Coopers & Lybrand, a public accounting firm. He is a director, officer and active member of numerous local, state and national foundations, committees, task forces, associations and charitable organizations. Mr. McIntosh also is a director of Florida Banks, Inc., which operates a community banking system in Florida through its wholly-owned banking subsidiary, Florida Bank, N.A.

     Michael A. O'Hanlon -- age 52 -- has served as a director of the Company since January 1998. Since November 1995, Mr. O'Hanlon has served as the President and Chief Executive Officer of DVI, Inc. ("DVI"), the largest independent financier to the health care market in the United States. Mr. O'Hanlon was President and Chief Operating Officer of DVI from September 1994 to November 1995, and previously served as Executive Vice President of DVI. For nine years prior to joining DVI, Mr. O'Hanlon served as President and Chief Executive Officer of Concord Leasing, Inc., a provider of medical, aircraft, shipping, industrial and medical imaging equipment financing. Mr. O'Hanlon also is a director of DVI.

     Joseph A. Paul -- age 41 -- has been a member of the Company's Board of Directors and its President since July 1, 1996, its Chief Operating Officer from July 1, 1996 through October 31, 1997, its interim Chief Executive Officer effective February 1, 1997 and became the Company's Chief Executive Officer in March 1997. From May 1994 to June 30, 1996, he was President of MediTek Health Corporation ("MediTek"), a corporation acquired by the Company from HEICO Corporation ("HEICO") in July 1996. Mr. Paul joined HEICO in 1991 as a Vice President and was responsible for forming MediTek. From 1981 until June 1997, Mr. Paul was a Vice President of Ambassador Square, Inc., a real estate development and management company, and from 1988 until June 1997, served as a Vice President of Columbia Ventures, Inc., a private investment company. Mr. Paul is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

                               BOARD OF DIRECTORS

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held 10 meetings during the year ended December 31, 1998. During 1998, each director attended at least 75% of the meetings of the Board of Directors and any committee on which such director served. The Board currently has three committees: the Audit Committee, the Compensation Committee and the Executive Committee.

     From December 1997 until October 20, 1998, the Audit Committee consisted of two non-employee directors, Mr. Hartley and Dr. L.E. Richey, a former director. The Audit Committee formally met once in 1998. Since October 20, 1998, the Audit Committee has consisted of three non-employee directors, Messrs. Hartley, McIntosh and O'Hanlon. The Audit Committee, among other things, oversees and reviews the effectiveness of the Company's financial and accounting functions, organization and operations. The Audit Committee is also authorized by the Board of Directors to review, with the Company's independent accountants, the annual financial statements of the Company; to review the work of, and approve non-audit services performed by, such independent accountants; and to make annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year.

     From November 1997 until October 20, 1998, the Compensation Committee consisted of two non-employee directors, Mr. Hartley and Dr. Richey. The Compensation Committee formally met twice in 1998. Since October 20, 1998, the Compensation Committee has consisted of two non-employee directors, Dr. Jennings and Dr. Gordon C. Rausser, a director of the Company until the date of the Annual Meeting. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, administers the U.S. Diagnostic Inc. 1995 Long-Term Incentive Plan, as amended (the "1995 Plan") and the issuance of stock options to the Company's officers, employees and consultants and authorizes grants of options to directors who are not employees of the Company.

     From December 1997 until October 20, 1998, the Executive Committee of the Board of Directors consisted of Messrs. Hartley and Paul and Drs. Richey and Rausser. The Executive Committee did not meet in 1998 . Since October 20, 1998, the Executive Committee has consisted of all of the directors of the Company. The Executive Committee exercises the powers and authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors, to the extent permitted by law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In June 1996, the Company acquired U.S. Imaging, Inc. ("U.S. Imaging") in a merger transaction pursuant to which U.S. Imaging merged into a wholly-owned subsidiary of the Company. The merger consideration paid to the former sole stockholder of U.S. Imaging, the Reese General Trust (the "Reese Trust"), was $7,000,000 in cash and 1,671,000 shares of Common Stock, of which 671,000 shares were placed in escrow. The Reese Trust subsequently transferred the shares to Lighthouse Capital Insurance Company. Dr. Richey, a director and Chairman of the Board of the Company until his resignation on February 12, 1999, and a member of the Compensation Committee until October 20, 1998, does not have beneficial ownership of these shares. The shares held in escrow were to be released to Lighthouse if U.S. Imaging in 1997 and 1998 achieved certain financial results. Of the shares held in escrow, 400,000 shares were released in 1997 and the balance was released in 1998. Dr. Richey was the President of U.S. Imaging at the time of the merger. Dr. Richey became a director of the Company in June 1997 and was not a director or an employee of the Company at the time that the Company acquired U.S. Imaging. On February 12, 1999, the Company sold U.S. Imaging to United Radiology Associates, Inc., a company with which Dr. Richey was affiliated, for $11,650,000, including a secured promissory note payable to the Company in the aggregate principal amount of $1,850,000, which was personally guaranteed by Dr. Richey.

COMPENSATION OF DIRECTORS

     Directors who are not officers or employees of the Company receive a payment of $1,000 for each meeting of the Board that they attend and receive $500 for each committee meeting they attend. Board members are also reimbursed for their reasonable expenses incurred in serving as a director of the Company.

     In November 1997, the Board of Directors adopted a policy of granting options to purchase shares of the Company's Common Stock to directors who are not employees or principal stockholders of, or referring physicians to, the Company ("Director Options"). Director Options to purchase 10,000 shares of Common Stock are granted to each such director (i) on the date such director is first elected or appointed to the Board of Directors and (ii) each year thereafter on the day of the first meeting of the Board of Directors immediately following the Annual Meeting of Stockholders (so long as the director's term as a director continues after such annual meeting). Director Options have a term of five years, vest as determined by the Board of Directors and have an exercise price equal to the fair market value of the Common Stock on the date immediately preceding the date of the option grant. See "Stock Option Cancellation and Reissuance."

     Dr. Rausser is paid $25,000 per calendar quarter pursuant to the terms of a Consulting Agreement with the Company dated January 1, 1995, as amended. See "Certain Relationships and Related Transactions."

                               EXECUTIVE OFFICERS

     The following sets forth certain information with respect to the current executive officers of the Company (other than Mr. Paul):

     Francis J. Harkins, Jr. -- age 49 -- joined the Company in December 1997 as Executive Vice President, General Counsel and Corporate Secretary. Prior to joining the Company, Mr. Harkins served as Assistant General Counsel from 1993 to 1996, as Corporate Secretary from 1995 to 1997 and as Vice President and Associate General Counsel from 1996 to 1997, of Peoples Telephone Company, Inc., one of the largest independent operators of public pay telephones in the United States.

     Leon F. Maraist -- age 56 -- has served as Executive Vice President and Chief Operating Officer of the Company since November 1997. From 1993 to 1997, Mr. Maraist served as Vice President of NMC Diagnostic Services, Inc. ("NMC"), which provides mobile imaging diagnostics in physicians' offices and diagnostics in fixed sites. His responsibilities with NMC included marketing, sales, finance and operations. From 1992 to 1994, Mr. Maraist directed operations of the $1 billion nationwide dialysis division of NMC.

     J. Wayne Moor -- age 47 -- has been Chief Financial Officer of the Company since June 1997 and is an Executive Vice President. From October 1994 until June 1997, Mr. Moor was an independent accounting consultant, and he served in that capacity for the Company from February 1997 until June 1997. From 1989 to October 1994, he was Executive Vice President in charge of commercial real estate and business lending at Cartaret Savings and AmeriFirst Banks.

EXECUTIVE COMPENSATION

     The following table sets forth, for the years ended December 31, 1998, 1997 and 1996, the compensation paid or accrued by the Company to its current Chief Executive Officer, its three most highly compensated executive officers as December 31, 1998 and two other officers who were executive officers of the Company until October 20, 1998 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                      ANNUAL COMPENSATION                    COMPENSATION
                                           ------------------------------------------   -----------------------
                                                                                        RESTRICTED   SECURITIES
                                                                         OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
                NAME AND                                                 COMPENSATION    AWARD(S)     OPTIONS     COMPENSATION
           PRINCIPAL POSITION              YEAR   SALARY($)   BONUS($)      ($)(1)        ($)(2)       (#)(3)         ($)
           ------------------              ----   ---------   --------   ------------   ----------   ----------   ------------
Joseph A. Paul(4)                          1998    235,000    100,000       12,000            --      375,001         6,010(5)
  Chief Executive Officer,                 1997    222,346     50,000       15,240            --      200,000         7,450(5)
  President and Director                   1996     98,485     25,000        6,000       573,125      300,000        45,555(6)

Leon F. Maraist(7)                         1998    200,000     50,000        9,000            --       75,000        65,173(7)
  Executive Vice President,                1997     26,154         --        1,177            --       80,000            --
  Chief Operating Officer                  1996         --         --           --            --           --            --

J. Wayne Moor(8)                           1998    155,354     50,000        7,154            --       75,000           622(8)
  Executive Vice President, Chief          1997     76,154         --        3,486            --       50,000        46,110(8)
  Financial Officer                        1996         --         --           --            --           --            --

Francis J. Harkins, Jr.(9)                 1998    135,000     20,000        6,000            --       50,000         2,090(5)
  Executive Vice President, General        1997      4,154         --          185            --       25,000            --
  Counsel and Corporate Secretary          1996         --         --           --            --           --            --

David Cohen                                1998    151,250    211,063       14,240            --      125,000         8,600(5)
  Executive Vice President,                1997    137,500    180,181       14,240            --           --         3,000(5)
  West Coast Region                        1996    125,000    165,247       14,240            --       50,000         1,615(5)

Alan M. Winakor(10)                        1998    205,685     63,333       13,000            --       50,000         8,680(5)
  Executive Vice President,                1997    204,000     50,000           --            --           --         6,620(5)
  Northeast Region                         1996     45,508     16,667           --            --      100,000           942(5)

-------------------------

 (1) Represents car allowance.
 (2) The number of shares of restricted stock outstanding at December 31, 1998 totaled 84,400 shares. The aggregate value of the restricted stock was $71,234 at December 31, 1998 based upon the closing market price of the Company's Common Stock on that date. The total number of shares of outstanding restricted stock included in the Summary Compensation Table that have vested, or will vest, in whole or in part, within three years after date of grant is 20,000 shares, all of which have vested. Dividends will be paid on restricted stock to the extent paid on Common Stock.
 (3) In 1996, the Company granted 100,000 options and 50,000 options to Messrs. Paul and Cohen, respectively, with an exercise price that was below the market price of the underlying Common Stock. The exercise price of the options was $7.125, and the market price of the underlying Common Stock on the date of the option grant was $12.875 per share. See "Stock Option Cancellation and Reissuance."
 (4) Mr. Paul joined the Company in July 1996 and became its Chief Executive Officer in March 1997. The 1996 amounts only include Mr. Paul's compensation as President for the period from July 1, 1996 through December 31, 1996 and do not include a $200,000 bonus and $17,512 of vacation pay earned at MediTek and accrued prior to the acquisition of MediTek by the Company and paid by the Company in July 1996 subsequent to the date of acquisition. These amounts do not include Mr. Paul's 1996 salary and bonus earned for the period prior to the acquisition of MediTek by the Company (January 1, 1996 to June 30, 1996) in the amounts of $70,488 and $37,500, respectively. Mr. Paul's salary and bonus at MediTek was $140,413 in 1996.
 (5) Represents Company contributions to the 401(k) Plan.
 (6) Reimbursement for Mr. Paul's relocation expenses totaled $43,040, and Company contributions to the 401(k) Plan on his behalf totaled $2,515.
 (7) Mr. Maraist's employment began in November 1997. Mr. Maraist was paid $64,932 as reimbursement for relocation expenses, and the Company's contributions to the 401(k) Plan on his behalf totaled $241.
 (8) Mr. Moor's employment began in June 1997. Mr. Moor was paid $622 as reimbursement for relocation expenses in 1998. During 1997, the Company paid Mr. Moor a total of $46,110 in consulting fees prior to his employment by the Company.
 (9) Mr. Harkins' employment began in December 1997.
(10) Mr. Winakor's employment began in October 1996.

STOCK OPTIONS

     The following table sets forth information concerning the Named Executive Officers whose stock options were cancelled and reissued during the year ended December 31, 1998. See "Stock Option Cancellation and Reissuance" and "Ten-Year Option/SAR Repricings."

                           OPTION/SAR GRANTS IN 1998

                                                                                       POTENTIAL REALIZABLE
                                                                                               VALUE
                                                                                         AT ASSUMED ANNUAL
                                               PERCENT OF                                    RATES OF
                                 NUMBER OF       TOTAL                                      STOCK PRICE
                                SECURITIES      OPTIONS                                    APPRECIATION
                                UNDERLYING     GRANTED TO   EXERCISE OR                 FOR OPTION TERM(2)
                                  OPTIONS      EMPLOYEES    BASE PRICE    EXPIRATION   ---------------------
NAME                           GRANTED(#)(1)    IN 1998       ($/SH)         DATE       5%($)       10%($)
----                           -------------   ----------   -----------   ----------   --------   ----------
Joseph A. Paul...............     375,001        20.1%         $.937      12/11/2003    97,079      214,519

Leon F. Maraist..............      75,000         4.0%         $.937      12/11/2003    19,416       42,904

J. Wayne Moor................      75,000         4.0%         $.937      12/11/2003    19,416       42,904

Francis J. Harkins, Jr.......      50,000         2.7%         $.937      12/11/2003    12,944       28,602

David Cohen..................     125,000         6.7%         $.937      12/11/2003    32,359       71,506

Alan M. Winakor..............      50,000         2.7%         $.937      12/11/2003    12,944       28,602


-------------------------

(1) The cancelled and reissued stock options vested 25% on December 11, 1998, and 25% on each of December 11, 1999, 2000 and 2001.
(2) The potential realizable value is based on the term of the option at the time of grant. An assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the Securities and Exchange Commission. The potential realizable value is calculated by assuming that (i) the stock price on the date of grant was equal to the exercise price and (ii) such stock price appreciates at the indicated rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term at this appreciated price. The potential realizable value is not intended to forecast the future appreciation of the Common Stock. Actual gains, if any, on stock option exercises will depend upon the future performance of the Common Stock and the date on which the options are exercised.

     The following table sets forth year-end option values for the Named Executive Officers who held unexercised options at December 31, 1998:

                  AGGREGATED OPTION EXERCISES IN LAST YEAR AND
                           YEAR END OPTION VALUES (1)

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING                   IN-THE-MONEY
                                   SHARES                  UNEXERCISED OPTIONS AT          OPTIONS AT FISCAL
                                 ACQUIRED ON    VALUE        FISCAL YEAR END (#)              YEAR END($)
NAME                              EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
----                             -----------   --------   -------------------------   ----------------------------
Joseph A. Paul.................       0          N/A            93,750/281,251                    N/A
Leon F. Maraist................       0          N/A             18,750/56,250                    N/A
J. Wayne Moor..................       0          N/A             18,750/56,250                    N/A
Francis J. Harkins, Jr.........       0          N/A             12,500/37,500                    N/A
David Cohen....................       0          N/A             31,250/93,750                    N/A
Alan M. Winakor................       0          N/A             12,500/37,500                    N/A

-------------------------

(1) See "Stock Option Cancellation and Reissuance."
(2) As of December 31, 1998, none of the options was in the money.

STOCK OPTION CANCELLATION AND REISSUANCE

     As discussed in the Compensation Committee Report, and as previously reported in the Company's Form 10-K for the year ended December 31, 1998, on December 11, 1998, the Company offered certain holders of stock options, including certain executive officers, the opportunity to cancel their outstanding stock options in exchange for the issuance of replacement stock options. This December 1998 cancellation and reissuance was consummated in lieu of the July 1998 cancellation and reissuance previously disclosed which was not consummated. The exercise price on the newly issued stock options was set at the fair market value of the Company's Common Stock at the close of business on December 10, 1998, which price was lower than the exercise price of the canceled options. This action was taken in order to provide an appropriate incentive to these individuals. As a result of the stock option cancellation and reissuance, 1,966,000 options outstanding under the 1995 Plan were cancelled and 1,695,001 options were reissued.

     The following table sets forth certain information concerning the cancellation and reissuance of stock options to executive officers of the Company on December 11, 1998 and within the previous ten years.

                       TEN-YEAR OPTION/SAR REPRICINGS (1)

                                                                                                              LENGTH OF ORIGINAL
                                       NUMBER OF SECURITIES    MARKET PRICE OF   EXERCISE PRICE                  OPTION TERM
                                            UNDERLYING          STOCK AT TIME      AT TIME OF        NEW      REMAINING AT DATE
                                           OPTIONS/SARS        OF REPRICING OR    REPRICING OR    EXERCISE     OF REPRICING OR
NAME                         DATE(2)    REPRICED OR AMENDED     AMENDMENT ($)    AMENDMENT ($)    PRICE ($)    AMENDMENT (YRS.)
----                         -------   ---------------------   ---------------   --------------   ---------   ------------------
Joseph A. Paul               12/11/98          75,000            .937                 7.13          .937         2.5
Chief Executive Officer,     12/11/98         150,000            .937                12.13          .937         2.8
President and Director       12/11/98         150,001            .937                 6.25          .937         3.4
                                              -------
                                              375,001

Leon F. Maraist              12/11/98          75,000            .937                 6.63          .937         3.9
Executive Vice President,
Chief Operating Officer

J. Wayne Moor                12/11/98          75,000            .937                 6.69          .937         3.5
Executive Vice President,
Chief Financial Officer

Francis J. Harkins, Jr.      12/11/98          50,000            .937                 3.69          .937         4.0
Executive Vice President,
General Counsel and
Corporate Secretary

David Cohen                  12/11/98          93,750            .937                 5.00          .937         6.7
Executive Vice President     12/11/98          31,250            .937                 7.13          .937         7.5
West Coast Region                             -------
                                              125,000

Alan M. Winakor              12/11/98          50,000            .937                10.00          .937         2.7
Executive Vice President,
Northeast Region

Len V. Platt                 12/11/98          42,858            .937                11.25          .937         2.9
Executive Vice President,    12/11/98           8,571            .937                 4.56          .937         3.9
Southeast Region             12/11/98           8,571            .937                 1.25          .937         4.9
                                              -------
                                               60,000

Arthur E. Quillo             12/11/98          50,000            .937                11.25          .937         2.9
Executive Vice President,
South Central and Midwest
Region

Andrew P. Shaw               12/11/98          19,780            .937                12.50          .937         2.6
Executive Vice President     12/11/98          16,484            .937                12.13          .937         2.8
                             12/11/98           3,956            .937                10.00          .937         2.9
                             12/11/98          19,780            .937                 6.25          .937         3.4
                                              -------
                                               60,000

Amos F. Almand, III          12/11/98          23,810            .937                 7.13          .937         2.5
Senior Vice President        12/11/98          26,190            .937                 6.00          .937         3.4
                                              -------
                                               50,000

C. Keith Hartley             12/11/98          11,539            .937                12.13          .937         2.8
Former Co-Chairman of the    12/11/98          40,383            .937                 8.63          .937         3.3
Board and Director           12/11/98          11,539            .937                 6.50          .937         8.9
                             12/11/98          11,539            .937                 1.63          .937         4.9
                                              -------
                                               75,000

L.E. Richey, M.D.            12/11/98          10,000            .937                 7.50          .937         8.5
Former Chairman of the       12/11/98          10,000            .937                 6.50          .937         8.9
Board and Former Director    12/11/98         350,000(3)         .937                 3.50          .937         4.6
                             12/11/98          10,000            .937                 1.63          .937         4.9
                                              -------
                                              380,000

-------------------------

(1) For an explanation of the cancellation and reissuance, see "Compensation Committee Report -- Stock Option Cancellation and Reissuance."
(2) The date reflects the date on which stock options to purchase shares of Common Stock were canceled and the date on which replacement stock options were issued.
(3) On July 13, 1998, the Board of Directors of the Company granted Dr. Richey options to purchase 350,000 shares of Common Stock in recognition of the extensive amount of time he devoted to the Company and in anticipation of his future contributions as Chairman. The options were exercisable at a price of $3.50 per share, which represented the closing price of the Common Stock on the day immediately preceding the date of grant, and were to fully vest one year from date of grant. These options were canceled and reissued on December 11, 1998. Dr. Richey resigned as Chairman of the Board and as a director of the Company on February 12, 1999.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee submits the following report for 1998:

COMPENSATION STRUCTURE

     The key components of the compensation of the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table are base salary, annual bonus and stock-based incentives. The objective of the Company is to create a compensation package for executive officers that is competitive with compensation payable by comparable medical imaging and other companies of similar size and complexity, as well as to provide both short-term rewards and long-term incentives for positive individual and corporate performance. This policy is expected to attract, motivate and retain the qualified management necessary to promote continuing improvement in the Company's performance and long-term stockholder value.

     Based on both objective and subjective determinations and subject to the terms of the employment agreements, the Chief Executive Officer recommends to the Compensation Committee the amount of total compensation payable to the Named Executive Officers other than himself for each year. The Committee undertakes a review of such recommendations in light of the factors noted by the Chief Executive Officer and the various factors discussed below. The Committee sets the compensation payable to the Chief Executive Officer relying on similar factors. In the compensation process, predetermined performance targets are used for purposes of compensation decisions. Relevant subjective criteria are used as well in the Committee's reasonable business discretion. The Committee and the Board of Directors have historically approved the compensation recommendations of the Chief Executive Officer.

     The various components of the Company's executive compensation are discussed below.

  Salaries

     The base salaries of the Named Executive Officers, including the base salary of the Chief Executive Officer of the Company, are set at a level the Company believes to be comparable to salaries paid to executive officers of companies of comparable size. The objective of the Company is to attract and retain the best possible individuals while setting compensation at levels that are sufficiently competitive with companies of similar size and complexity. The base salary is reviewed annually.

     Joseph A. Paul became President of the Company in June 1996 and Chief Executive Officer in March 1997. Mr. Paul's base salary as an employee of the Company is set at $235,000 annually, is subject to annual increases of at least 5% and includes other terms as set forth in the "Employment Agreements" section of this Proxy Statement. These terms were established after arms-length negotiations between the Company and Mr. Paul and the Company believes them to be appropriate for an executive of Mr. Paul's experience in the increasingly competitive and rapidly evolving medical imaging industry.

  Bonuses

     Annual discretionary bonuses allow the Company greater flexibility in rewarding favorable individual and corporate performance and in motivating executives. The bonus for the Chief Executive Officer is tied to earnings per share, among other considerations. Further, the Compensation Committee generally considers in reviewing bonus recommendations such factors as increases in the Company's revenues and profits, scan volume, new center openings, EBITDA, collection of accounts receivable, completion and integration of significant acquisitions, the execution of the Company's business plan and individual performance, among other factors.

  Stock-Based Incentives

     The third component of the Company's executive compensation is comprised of stock-based incentive plans. The Committee considers the current year's vesting of previously issued shares under the 1995 Plan in evaluating the executive compensation recommendations of the Chief Executive Officer. Whereas the cash bonus payments are intended to reward positive short-term individual and corporate performance, grants under the stock-based plans are intended to provide executives with longer term incentives which appreciate in value with the continued favorable performance of the Company. Such options generally vest over a period of years and thus are helpful in retaining qualified executives. The use of stock incentives is intended to align the interests of the Company's executives with that of the Company's stockholders. In 1998, the Committee granted options with respect to 715,500 shares of the Company's Common Stock. Of those options, 350,000 were granted to Dr. Richey, representing 48.9% of the total options granted to all employees. No options were granted to Named Executive Officers except options issued in connection with the stock option cancellation and reissuance. See "Stock Option Cancellation and Reissuance" below.

  Stock Option Cancellation and Reissuance

     Pursuant to the 1995 Plan, the Compensation Committee had granted stock options to certain members of management and other senior employees at exercise prices ranging from $3.50 to $13.50 per share. After the decline in the market price of the Company's Common Stock, the Compensation Committee considered whether or not, in conjunction with the other forms of compensation, the outstanding stock options were sufficient to motivate and retain certain members of management and other senior employees. The Compensation Committee concluded that the outstanding options were insufficient to motivate and retain these key employees and, therefore, the Compensation Committee issued new options to certain employees in consideration of their agreement to cancel their outstanding options. Accordingly, effective December 11, 1998, 1,966,000 options outstanding under the 1995 Plan were cancelled and 1,695,001 options were issued with an exercise price of $0.937 per share, which was the closing market price per share of Common Stock on December 10, 1998. This December 1998 cancellation and reissuance was consummated in lieu of the July 1998 cancellation and reissuance previously disclosed which was not consummated. For information regarding the stock options reissued to each named executive officer as well as to other executive officers, see "Ten-Year Option/SAR Repricings."

                                            The Compensation Committee

                                            Kenneth R. Jennings, Ph.D.
                                            Gordon C. Rausser, Ph.D.

PERFORMANCE GRAPH

     The graph below compares the cumulative total returns (as described below) of the Company's Common Stock with the Nasdaq Stock Market (U.S.) Index and the Nasdaq Health Services Index for the period commencing October 20, 1994 (the date on which trading in the Company's Common Stock commenced) and ending December 31, 1998. The interim measurement points are the last days of the years during the measurement period: December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998.

     Stockholder returns are calculated assuming $100 was invested at the closing market prices on October 20, 1994, assuming in all cases reinvestment of any subsequent dividends. The Performance Graph below is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned that historical stock price performance shown on the Performance Graph is not necessarily indicative of future stock price performance and in no way reflects the Company's forecast of future stock price performance.

                COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*
         AMONG US DIAGNOSTIC INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

                                (GRAPH OMITTED)

                                                                         NASDAQ
                                                         US              STOCK             NASDAQ
               MEASUREMENT PERIOD                    DIAGNOSTIC          MARKET            HEALTH
             (FISCAL YEAR COVERED)                      INC.             (U.S.)           SERVICES
             ---------------------                   ----------          -------          --------
                     10/94                              100               100                100
                     12/94                               86                99                 97
                     12/95                              138               140                123
                     12/96                              176               172                122
                     12/97                               70               211                125
                     12/98                               16               297                107

* $100 INVESTED ON 10/20/94 IN STOCK OR ON 9/30/94 IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS, YEAR ENDED DECEMBER 31.

EMPLOYMENT AGREEMENTS

     Joseph A. Paul and the Company entered into a five-year employment agreement dated June 18, 1996 for Mr. Paul to serve as President and a director of the Company effective on July 1, 1996. Effective in February 1997, he was also appointed as interim Chief Executive Officer of the Company, and in March 1997, he became Chief Executive Officer. The agreement as amended provides for an annual base salary of $235,000 during the first year of its term, and for annual increases in each of the remaining years of at least 5%. The agreement also provides for an annual bonus of $50,000 during the first year and a bonus in each subsequent year as currently determined by the Compensation Committee. The agreement provides that all options and restricted stock awards granted to Mr. Paul will vest if he is terminated without cause or upon a change of the Company. The agreement also provides that, upon the occurrence of certain events including a "change in control" of the Company as defined in the agreement and a material breach of the agreement by the Company, Mr. Paul has the right to elect to deem his employment to have been terminated by the Company without cause and receive a lump sum payment equal to
2.9 times the annual salary and incentive or bonus payments made to him by the Company during the most recent year.

     Leon F. Maraist and the Company entered into an employment agreement effective on November 1, 1997 and continuing through November 1, 2000, pursuant to which Mr. Maraist serves as Executive Vice President and Chief Operating Officer of the Company. The agreement provides for an annual base salary of $200,000 and payment of annual bonuses at the discretion of the Board of Directors. In addition, Mr. Maraist was granted 80,000 stock options pursuant to the terms and conditions of the 1995 Plan. In the event of a "change in control" of the Company as defined in the 1995 Plan, the unvested portion of the 80,000 options would automatically vest. See "Stock Option Cancellation and Reissuance." The agreement also provided for reimbursement of relocation expenses. In the event that the Company materially breaches the employment agreement or in the event of the occurrence of certain changes in control or ownership of the Company enumerated in the agreement, Mr. Maraist may elect, by written notice to the Company, to deem his employment terminated by the Company without cause and would be entitled to receive lump sum compensation equal to twice his annual salary and incentive or bonus payments, if any, paid to Mr. Maraist during the Company's most recent fiscal year.

     J. Wayne Moor and the Company entered into a three-year employment agreement effective on June 18, 1997 and ending June 17, 2000, pursuant to which Mr. Moor would serve as Vice President and Chief Financial Officer of the Company. Mr. Moor was elected an Executive Vice President of the Company on October 20, 1998. The agreement provides for an annual base salary of $150,000 and payment of annual bonuses at the discretion of the Board of Directors. The determination of bonus entitlement will be based 50% upon the profitability and performance of the Company and 50% upon Mr. Moor's performance. In addition, Mr. Moor was granted 50,000 stock options pursuant to the terms and conditions of the 1995 Plan. In the event of a "change in control" of the Company as defined in the 1995 Plan, the unvested portion of the 50,000 options would automatically vest. See "Stock Option Cancellation and Reissuance." In the event that the Company materially breaches the employment agreement or in the event of the occurrence of certain changes in control or ownership of the Company enumerated in the agreement, Mr. Moor may elect, by written notice to the Company, to deem his employment terminated by the Company without cause and would be entitled to receive lump sum compensation equal to twice his annual salary and incentive or bonus payments, if any, paid to Mr. Moor during the Company's most recent fiscal year.

     Francis J. Harkins, Jr. and the Company entered into an employment agreement effective on December 9, 1997 and continuing through November 30, 2000, pursuant to which Mr. Harkins serves as Executive Vice President and General Counsel of the Company. As amended, the agreement currently provides for an annual base salary of $150,000 and payment of annual bonuses at the discretion of the Company. In addition, Mr. Harkins was granted 25,000 stock options pursuant to the terms and conditions of the 1995 Plan. In the event of a "change in control" of the Company as defined in the 1995 Plan, the unvested portion of the 25,000 options would automatically vest. See "Stock Option Cancellation and Reissuance." In the event that the Company materially breaches the employment agreement or in the event of the occurrence of certain changes in control or ownership of the Company enumerated in the agreement, Mr. Harkins may elect, by written notice to the Company, to deem his employment terminated by the Company without cause and would be entitled to receive lump sum compensation equal to twice his annual salary and incentive or bonus payments, if any, paid to Mr. Harkins during the Company's most recent fiscal year.

     David Cohen and the Company entered into a four-year employment agreement in August 1995, as amended in May 1997. Mr. Cohen currently serves as Executive Vice President of the Company in charge of the West Coast Region. The agreement provides that Mr. Cohen's annual base salary was $120,000 for the first year of the agreement, subject to annual increases and payment of annual bonuses equal to the greater of five percent of the net income before taxes of the Company's San Francisco Magnetic Resonance Center ("SFMRC") or $50,000. Mr. Cohen was also entitled to a cash bonus of 3% of the net income before taxes resulting from Mr. Cohen's identification and development of certain mergers and acquisitions that were consummated by the Company prior to June 1, 1997. Mr. Cohen was granted 100,000 fully vested stock options and 50,000 options that vest at the rate of 12,500 options per year, but only for each year in which the SFMRC earned a minimum of $250,000 before taxes. See "Stock Option Cancellation and Reissuance." In the event that Mr. Cohen's duties and authority are materially diminished or the Company materially breaches the agreement, Mr. Cohen is entitled to deem his employment terminated without cause and receive all compensation which would have accrued to him under the agreement for the longer of the remainder of the term or for a period of one year.

     Alan M. Winakor and the Company entered into a five-year employment agreement, dated September 4, 1996. Mr. Winakor currently serves as Executive Vice President of the Company in charge of the Northeast Region. The agreement provides for an annual base salary of $200,000 during the first year of its term, annual increases of at least 5%, and an annual bonus of $50,000 subject to conditions enumerated in the agreement. In addition, Mr. Winakor was granted options to purchase 100,000 shares, 25,000 options of which vested in each year in which certain income targets were met. All options granted to Mr. Winakor will vest upon the earlier of the termination of his employment without cause and a change in control of the Company. See "Stock Option Cancellation and Reissuance."

     In addition, each of the Named Executive Officers is entitled during the term of his employment with the Company to customary employee benefits, such as paid vacation, health insurance and a car allowance.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and the notes thereto set forth, as of April 22, 1999, the beneficial ownership of the Company's Common Stock ("Common Stock") by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock in reliance upon information set forth in any statements filed with the Securities and Exchange Commission under Section 13(d) or 13(g) of the Exchange Act, (ii) each director and Named Executive Officer of the Company and
(iii) all directors and executive officers of the Company as a group.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
NAME                                                          COMMON STOCK    PERCENT
----                                                          ------------    -------
Lighthouse Capital Insurance Company........................   1,687,750        7.4
  Anderson Square
  3rd Floor
  P.O. Box 112356T
  Grand Cayman, BVI

The Robert C. Fanch Revocable Trust.........................   1,165,000        5.1
  1873 South Bellaire Street, Suite 1550
  Denver, CO 80222

Francis D. Hussey, Jr. d/b/a Magnetic Scans.................   1,138,000        5.0
  2660 Airport Road South
  Naples, FL 34112

C. Keith Hartley............................................     319,445(2)     1.4
Michael A. O'Hanlon.........................................       8,000          *
Kenneth R. Jennings, Ph.D...................................          --          *
David McIntosh..............................................      10,000          *
Gordon C. Rausser, Ph.D.....................................     625,000(3)     2.7
Joseph A. Paul..............................................     167,475(4)       *
Leon F. Maraist.............................................      28,914(5)       *
J. Wayne Moor...............................................      18,750(6)       *
Francis J. Harkins, Jr......................................      12,600(7)       *
David Cohen.................................................      34,750(8)       *
Alan M. Winakor.............................................     327,128(9)     1.4
All directors and executive officers as a group
  (11 persons)..............................................   1,552,062(10)    6.8

-------------------------

  * Less than 1%.

 (1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days after April 22, 1999 have been exercised. Calculation of percentage ownership was based on 22,734,233 shares of Common Stock outstanding as of April 22, 1999.
 (2) Mr. Hartley is a Managing Partner, Corporate Finance, of Forum Capital Markets LLC ("Forum"), which served as an underwriter in connection with the Company's $57.5 million subordinated convertible debenture offering. Forum is the holder of record of warrants to purchase 319,445 shares of Common Stock. Mr. Hartley disclaims beneficial ownership of such shares.
 (3) Includes 400,000 shares subject to warrants and 75,000 shares of restricted stock granted under the 1995 Plan over which Dr. Rausser exercises voting power, 24,000 shares of which are subject to a five-year vesting period and 51,000 shares of which are subject to a three-year vesting period. Accordingly, Dr. Rausser does not currently have investment power over 21,800 shares of the 75,000 shares of restricted stock which have not yet vested.

 (4) Includes 93,750 shares subject to options (see "Stock Option Cancellation and Reissuance") and 45,000 shares of restricted stock granted under the 1995 Plan over which Mr. Paul exercises voting power, 30,000 of which have vested and 15,000 of which vest in three equal annual installments beginning on October 9, 1999 or immediately upon a change in control of the Company. Accordingly, Mr. Paul does not currently have investment power with respect to 15,000 of the 45,000 shares of restricted stock which have not yet vested.
 (5) Includes 18,750 shares subject to options (see "Stock Option Cancellation and Reissuance").
 (6) Includes 18,750 shares subject to options (see "Stock Option Cancellation and Reissuance").
 (7) Includes 12,500 shares subject to options (see "Stock Option Cancellation and Reissuance").
 (8) Includes 31,250 shares subject to options (see "Stock Option Cancellation and Reissuance").
 (9) Includes 12,500 shares subject to options (see "Stock Option Cancellation and Reissuance").
(10) Includes all shares and options described in footnotes 2-9 above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In August 1998, the Company purchased a condominium from J. Wayne Moor, the Company's Chief Financial Officer, for $200,000 to facilitate Mr. Moor's relocation to Palm Beach County, Florida. In February 1999, the Company sold the condominium for $187,000.

     In March 1998, the Company completed reimbursement to Leon F. Maraist for approximately $65,000 to facilitate his relocation to Palm Beach County, Florida.

     The Company is a party to a Consulting Agreement effective as of January 1, 1995, with Dr. Gordon C. Rausser, as amended, pursuant to which Dr. Rausser acts as a consultant to the Company on economic, financial and strategic matters. Under the agreement, as amended, Dr. Rausser is entitled to a consulting fee of $25,000 per calendar quarter until December 31, 1999, provided that he offers or agrees to serve as a director of the Company and offers or agrees to serve as a consultant under the agreement. In connection with entering into the agreement, as amended, Dr. Rausser received a warrant to purchase 400,000 shares of Common Stock of the Company exercisable at $5.00 per share at any time through December 31, 1999. Also in connection with the Consulting Agreement, in October 1996, the Company issued 24,000 restricted shares of Common Stock with a fair market value of $12.625 per share to Dr. Rausser under the 1995 Plan, and in January 1997, the Company issued an additional 51,000 restricted shares of Common Stock with a fair market value of $8.625 per share to Dr. Rausser under the 1995 Plan.

     The Company entered into an Installation Agreement ("Installation Agreement") dated February 27, 1997, and a Network Support Agreement ("Support Agreement") dated July 31, 1997, with CIERRA Solutions, Inc. ("CSI"). A brother of Todd Smith, who was a Vice President and the Chief Information Officer of the Company through October 1998, is a substantial minority shareholder of CSI. CSI has been providing project management services to the Company in connection with the deployment of a wide area computer network to over 100 of the Company's locations and other services since February 1996. The Installation Agreement had a one-year term. The Support Agreement covered a six-month term and was renewable by mutual consent of the parties for successive periods. The Company has decided not to renew the Support Agreement with CIERRA after the current contract lapses on April 30, 1999. Payments made to CSI during 1998 totaled $1.0 million, including reimbursement for expenses and equipment purchases of $206,000.

     In June 1996, the Company acquired U.S. Imaging in a merger transaction pursuant to which U.S. Imaging merged into a wholly-owned subsidiary of the Company. The merger consideration paid to the former sole stockholder of U.S. Imaging, the Reese General Trust (the "Reese Trust"), was $7,000,000 in cash and 1,671,000 shares of the Company's Common Stock, of which 671,000 shares were placed in escrow. The Reese Trust transferred the shares to Lighthouse Capital Insurance Company. Dr. L.E. Richey, a former director, does not have beneficial ownership of these shares. The shares held in escrow were to be released to Lighthouse if U.S. Imaging achieved certain financial results in 1997 and 1998. Of the shares held in escrow, 400,000 shares were released in 1997 and the balance was released in 1998. Dr. Richey was the President of U.S. Imaging at the time of the merger, and became a director of the Company in June 1997. In December 1997, Dr. Richey became a Co-Chairman of the Board of the Company and in July 1998, Dr. Richey became Chairman of the Board of the Company. Dr. Richey was not a director or an employee of the Company at the time that the Company acquired U.S. Imaging. On February 12, 1999, the Company sold U.S. Imaging to United Radiology Associates, Inc., a company with which Dr. Richey was affiliated, for $11,650,000 including a secured promissory note payable to the Company in the aggregate principal amount of $1,850,000, which was personally guaranteed by Dr. Richey. Also on February 12, 1999, Dr. Richey resigned as a director and Chairman of the Board of the Company.

     Pursuant to the terms of a Subscription Agreement dated December 1, 1996, the Company purchased approximately 5,000,000 shares (which as a result of a reverse 4:1 stock split in 1998 currently number 1,250,000 shares) of common stock of Diversified Therapy Corp. ("DTC") for $3.5 million, representing approximately 25% of all of the outstanding common stock of DTC at September 11, 1998. DTC commenced operations in 1996 to develop a leadership position in the ownership and operations of U.S. wound care treatment facilities utilizing hyperbaric chambers. Mr. Amos F. Almand, III, an executive officer of the company until October 20, 1998, is the Chairman of the Board and a more than 5% beneficial owner of DTC. Dr. Rausser, a director of the Company until the date of the Annual Meeting, is also a director of DTC. On December 31, 1998, the Company sold its interest in DTC for a nominal amount.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to report ownership and changes in ownership of the Company's Common Stock to the Securities and Exchange Commission. Copies of these reports are also required to be delivered to the Company.

     Except as set forth below, the Company believes that, based solely on its review of the copies of such reports received and written representations that no other reports were required, during the year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its Reporting Persons were complied with, except that Messrs. Maraist, Platt and McIntosh each inadvertently filed a Form 4 late for one transaction; Mr. Cohen inadvertently filed two Form 4's late, each for one transaction; and Form 5's reporting two related, simultaneous transactions for each of Dr. Jennings, Messrs. Harkins, Maraist and Moor and four related, simultaneous transactions for Mr. Paul were inadvertently filed late.

                    RELATIONSHIP WITH THE COMPANY'S AUDITORS

     Representatives of Deloitte & Touche LLP, the independent certified public accountants who audited the Company's financial statements for 1998, are expected to be present at the Annual Meeting. Such representatives will be afforded the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from stockholders. The Company is not required to obtain stockholder approval or ratification of its selection of its auditors under the laws of the State of Delaware, and the Audit Committee and the Board of Directors have the discretion to select the Company's auditors as appropriate.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. However, if any matter is properly presented at the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the 2000 Annual Meeting of Stockholders and who wishes to have a proposal included in the Company's proxy statement and form of proxy for the 2000 Annual Meeting must deliver the proposal to the Secretary of the Company no later than December 30, 1999. The Company will not be required to include in its proxy statement or proxy card a stockholder proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the rules and regulations of the Securities and Exchange Commission.

     In addition, the By-Laws provide that only stockholder proposals submitted in a timely manner to the Secretary of the Company may be acted upon at an annual meeting of stockholders. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the executive offices of the Company not less than 90 days (March 12, 2000) nor more than 120 days (February 11, 2000) before the date of the originally scheduled meeting. The Annual Meeting of Stockholders for the year ended December 31, 1999 is expected to be held no later than June 10, 2000. A proxy may confer discretionary authority on the proxy holders to vote on an untimely stockholder proposal.

     Any stockholder proposals should be addressed to Francis J. Harkins, Jr., Secretary, US Diagnostic Inc., 777 South Flagler Drive, Suite 1201 East, West Palm Beach, Florida 33401.

                                          By Order of the Board of Directors,

                                          /s/ FRANCIS J. HARKINS, JR.

                                          FRANCIS J. HARKINS, JR.
                                          Secretary

Dated: April 30, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               US DIAGNOSTIC INC.
                FOR THE 1999 ANNUAL MEETING OF THE STOCKHOLDERS

                                 JUNE 10, 1999

    The undersigned stockholder of US Diagnostic Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 1999, and the 1998 Annual Report on Form 10-K, and hereby appoints Joseph A. Paul, Leon F. Maraist and J. Wayne Moor, or any one of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of US Diagnostic Inc. to be held on Thursday, June 10, 1999 at 10:00 a.m., local time, at the Sheraton West Palm Beach Hotel, 630 Clearwater Park Road, West Palm Beach, Florida 33401, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH HEREIN.

1. ELECTION OF DIRECTORS:

[ ] FOR all nominees listed below (except as indicated)  [ ] WITHHOLD AUTHORITY to vote for all
                                                             nominees listed
                                                             below

    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.

                          C. Keith Hartley                   David McIntosh
                          Kenneth R. Jennings, Ph.D.    Michael A. O'Hanlon
                                             Joseph A. Paul

                 (Continued and to be SIGNED on the OTHER SIDE)

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                              DATED:                      , 1999
                                                    ----------------------

                                              ----------------------------------
                                              SIGNATURE

                                              ----------------------------------
                                              SIGNATURE IF SHARES HELD JOINTLY

                                              NOTE: Please sign exactly as name
                                              appears hereon. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by the President or other
                                              authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.